Item 77Q1

April 9, 2007

PFPC, Inc.
301 Bellevue Parkway
Wilmington, DE 19809

Re:	Transfer Agency and Services Agreement
Ladies and Gentlemen:

      Reference is made to the Transfer Agency and Services
Agreement (as amended to date, the "Agreement"), dated as of January 1, 2006, by and among PFPC, Inc., a Massachusetts corporation, and each investment company identified as an "Old Fund" on Exhibit A hereto (each, a "Fund" and, collectively, the "Funds") on behalf of each of its series identified as "Old Portfolios" on Exhibit A hereto (each, a "Portfolio" and, collectively, the "Portfolios").
      In connection with a restructuring of the complex of which the Funds and Portfolios are a part, as of the close of business on April 13, 2007 or April 27, 2007, as indicated on Exhibit A hereto (each, a "Closing Date"), many of the Funds and Portfolios will be reorganized as set forth on Exhibit A hereto. Additionally, as indicated on Exhibit A, several Funds and Portfolios have recently ceased or shall cease operations following fund combinations (or otherwise) on the date indicated on Exhibit A hereto (each, a "Termination Date").
      On each applicable Closing Date, (i) each investment company identified as a "New Fund" shall become a "Fund" party to the Agreement on behalf of each of its series identified on Exhibit A as a "New Portfolio" and shall assume all of the rights and obligations under the Agreement of the corresponding Old Fund with respect to each applicable Old Portfolio (or, if such Old Fund has no Old Portfolios, with respect to the Old Fund itself),
(ii) each such New Portfolio shall be deemed a "Portfolio" within the meaning of the Agreement, and (iii) each Old
Portfolio shall cease be deemed to be a "Portfolio" under the Agreement. As of each applicable Termination Date, each Old Portfolio indicated on Exhibit A hereto as terminating operations shall cease to be deemed a "Portfolio" under the Agreement.
      As of the date on which an Old Fund has no further rights or obligations under the Agreement, by virtue of
(i) all of the rights and obligations of its Old Portfolios
(or, if such Old Fund has no Old Portfolios, the Old Fund itself) having been assumed by one or more New Funds and/or
(ii) its Old Portfolios (or, if such Old Fund has no Old
Portfolios, the Old Fund itself) having ceased operations, such Old Fund shall cease to be a party to the Agreement and shall have no rights or obligations thereunder.
      Except to the extent expressly set forth herein, this letter shall not be deemed to otherwise amend or modify any term of the Agreement.

      Please sign below to evidence your consent and
agreement to the above.
EACH MANAGEMENT INVESTMENT COMPANY
IDENTIFIED ON EXHIBIT A HERETO AS
AN "OLD FUND"
OR A "NEW FUND"
By:
Name:
Title:

Consented and Agreed to:

PFPC, INC.

By:
Name:	Peter L. Tenggren
Title:	Senior Vice President
	and Managing Director

Exhibit A
Old Fund: n/a

Old Portfolio: Legg Mason Partners Intermediate- Term Municipals Fund (f/k/a Limited Term Portfolio)

Restructuring, Fund Combination or Other Cessation of Operations:
Restructuring

New Fund: Legg Mason Partners Income Trust

New Portfolio: Legg Mason Partners Intermediate- Term Municipals Fund

Closing Date or Termination Date (as applicable): 4/13/07



Old Fund:Legg Mason Partners New Jersey Municipals Fund ,Inc.
(f/k/a Smith Barney New Jersey Municipals Fund, Inc.)

Old Portfolio: n/a

Restructuring, Fund Combination or Other Cessation of Operations:
Restructuring

New Fund: Legg Mason Partners Income Trust

New Portfolio: Legg Mason Partners New Jersey Municipals Fund

Closing Date or Termination Date (as applicable): 4/13/07



Old Fund: n/a

Old Portfolio: Legg Mason Partners New York Municipals Fund
(f/k/a New York Portfolio)

Restructuring, Fund Combination or Other Cessation of Operations:
Restructuring

New Fund: Legg Mason Partners Income Trust

New Portfolio: Legg Mason Partners New York Municipals Fund

Closing Date or Termination Date (as applicable): 4/13/07



Old Fund: n/a

Old Portfolio: Legg Mason Partners Pennsylvania Municipals Fund
(f/k/a Pennsylvania Portfolio)

Restructuring, Fund Combination or Other Cessation of Operations:
Restructuring

New Fund: Legg Mason Partners Income Trust

New Portfolio: Legg Mason Partners Pennsylvania Municipals Fund

Closing Date or Termination Date (as applicable): 4/13/07